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            As filed with the Securities and Exchange Commission on May 4, 1998
                                                       Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                            G-III APPAREL GROUP, LTD.
             (Exact name of registrant as specified in its charter)

    DELAWARE                                             41-1590959
    (State or other juris-                               (I.R.S. Employer
    diction of incorporation                             Identification
    or organization)                                     Number)


                              345 WEST 37TH STREET
                            NEW YORK, NEW YORK 10018
                                 (212) 629-8830

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            G-III APPAREL GROUP, LTD.
                             1997 STOCK OPTION PLAN
                            (full title of the plan)

                               -------------------

                                 MORRIS GOLDFARB
                             CHIEF EXECUTIVE OFFICER
                            G-III APPAREL GROUP, LTD.
                              345 WEST 37TH STREET
                            NEW YORK, NEW YORK 10018
                                 (212) 629-8830

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -------------------


  Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                 NEIL GOLD, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

                               -------------------




                                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed maximum           Proposed maximum          Amount of
Title of Securities to be           Amount to be              offering price per         aggregate offering        registration fee
registered                          registered (1)            share(2)                   price (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par
value per share...........          500,000 shares            $5.50                          $2,750,000               $812
====================================================================================================================================


(1) AN ADDITIONAL INDETERMINABLE NUMBER OF SHARES ARE ALSO BEING REGISTERED TO COVER ANY ADJUSTMENTS REQUIRED BY ANTI-DILUTION PROVISIONS IN THE NUMBER OF SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS GRANTED UNDER THE G-III APPAREL GROUP, LTD. 1997 STOCK OPTION PLAN.

(2) THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(h)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET
     ON APRIL 28, 1998.



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                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                 The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act") and are not being filed with or included in this Form S-8 in accordance with the rules and regulations of this Securities Exchange Commission.



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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents heretofore filed by G-III Apparel Group, Ltd. ("Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

                 (b) The description of the Company's Common Stock contained in the Company's Prospectus dated December 14, 1989, forming a part of the Company's Registration Statement on Form S-1 (File No. 33-31906) filed with the Commission pursuant to Rule 424(b) on December 13, 1989.

                 In addition to the foregoing, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this filing and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

ITEM 4.          DESCRIPTION OF SECURITIES

                 Not Applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Not Applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 The General Corporation Law of the State of Delaware (the "GCL") authorizes Delaware corporations to eliminate or limit the personal liability of a director to the corporation or a stockholder for monetary damages for breach of certain



                                      -3-
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fiduciary duties as a director, other than his duty of loyalty to the corporation and its stockholders, or for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper benefits. The ByLaws of the Company at Article VI provide for the indemnification of the officers and directors of the Company to the fullest extent permitted under the GCL. In addition, the Company has executed agreements with the officers and directors of the Company that require the Company to indemnify such individuals for liabilities incurred by them because of an act, omission, neglect or breach of duty committed while acting in the capacity of an officer or director. Insofar as indemnification for liabilities arising under the the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefor unenforceable.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not Applicable.

ITEM 8.          EXHIBITS

EXHIBIT NO.
-----------

4.1      G-III Apparel Group Ltd. 1997 Stock Option Plan*

5        Opinion of Fulbright & Jaworski L.L.P.

23.1     Consent of Grant Thornton

24       Power of Attorney (See Signature Page)

-------------------------

         * Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1997, which exhibit is incorporated herein by reference.


ITEM 9.          UNDERTAKINGS

                 (a)      The undersigned Registrant hereby undertakes:


                                      -4-
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




                          (1) To file, during any period in which offers or
                 sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by Section
                          10(a)(3) of the Act;

                              (ii) To reflect in the prospectus any facts or
                          events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                              (iii) To include any material information with
                          respect to the plan of distribution not previously disclosed herein or any material change to such information in this registration statement;

                 provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                          (2) That for the purpose of determining any liability
                 under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                          (3) To remove from registration by means of a
                 post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report


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pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

                 Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 30th day of April, 1998.


                                         G-III APPAREL GROUP, LTD.

                                         By: /s/ Morris Goldfarb
                                             ------------------------------
                                             Morris Goldfarb
                                             Chief Executive Officer


                                POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Morris Goldfarb and Alan Feller and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.


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



/s/ Morris Goldfarb
 ______________________                     Co-Chairman of the                          April 30, 1998
   (Morris Goldfarb)                        Board and Chief
                                            Executive Officer
                                            (Principal Executive
                                            Officer) and Director

/s/ Alan Feller
 ______________________                     Executive Vice President,                   April 30, 1998
     (Alan Feller)                          Treasurer and Secretary
                                            (Principal Financial
                                            and Accounting
                                            Officer) and Director

/s/ Aron Goldfarb
 ______________________                     Director and                                April 30, 1998
     (Aron Goldfarb)                        Co-Chairman of the
                                            Board of Directors

/s/ Lyle Berman
 ______________________                     Director                                    April 30, 1998
     (Lyle Berman)

/s/ Sigmund Weiss
 ______________________                     Director                                    April 30, 1998
   (Sigmund Weiss)

/s/ Thomas J. Brosig
 ______________________                     Director                                    April 30, 1998
   (Thomas J. Brosig)

 ______________________                     Director                                    April   , 1998
 (Willem von Bokhorst)

/s/ George J. Winchell
 ______________________                     Director                                    April 30, 1998
   (George J. Winchell)

/s/ Carl Katz
 ______________________                     Director                                    April 30, 1998
   (Carl Katz)



                                      -8-
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                                INDEX TO EXHIBITS

EXHIBIT NO.
------------
4.1            G-III Apparel Group Ltd. 1997 Stock Option Plan*

5              Opinion of Fulbright & Jaworski L.L.P.

23.1           Consent of Grant Thornton

24             Power of Attorney (See Signature Page)

-------------------------

         * Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1997, which exhibit is incorporated herein by reference.



                                      -9-

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